                                                                     EXHIBIT 4.1

                       MERCANTILE BANKSHARES CORPORATION,
                                    as Issuer

                       4.625% SUBORDINATED NOTES DUE 2013

                             SUBORDINATED INDENTURE

                           Dated as of April 15, 2003

                              JPMORGAN CHASE BANK,
                                   as Trustee


                                TABLE OF CONTENTS

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                                                                               Page

                                    ARTICLE 1
                   Definitions and Incorporation by Reference

Section 1.01.  Definitions.......................................................1
Section 1.02.  Incorporation by Reference of Trust Indenture Act.................8
Section 1.03.  Rules of Construction.............................................8

                                    ARTICLE 2
                                    The Notes

Section 2.01.  Form and Dating...................................................9
Section 2.02.  Execution and Authentication.....................................10
Section 2.03.  Registrar and Paying Agent.......................................11
Section 2.04.  Paying Agent to Hold Money and Notes in Trust....................12
Section 2.05.  Holder Lists.....................................................12
Section 2.06.  Transfer and Exchange............................................12
Section 2.07.  Replacement Notes................................................18
Section 2.08.  Outstanding Notes; Determinations of Holders' Action.............19
Section 2.09.  Temporary Notes..................................................20
Section 2.10.  Cancellation.....................................................20
Section 2.11.  Persons Deemed Owners............................................20
Section 2.12.  Defaulted Interest...............................................21
Section 2.13.  CUSIP Numbers....................................................21
Section 2.14.  Ranking..........................................................21

                                    ARTICLE 3
                               Optional Redemption

Section 3.01.  Notices to Trustee...............................................22
Section 3.02.  Selection of Notes to be Redeemed................................22
Section 3.03.  Notice of Redemption.............................................22
Section 3.04.  Effect of Notice of Redemption...................................23
Section 3.05.  Deposit of Redemption Price......................................23
Section 3.06.  Notes Redeemed in Part...........................................23
Section 3.07.  Optional Redemption..............................................24
Section 3.08.  Mandatory Redemption.............................................24

                                    ARTICLE 4
                                    Covenants

Section 4.01.  Payment of Notes.................................................24
Section 4.02.  Maintenance of Office or Agency..................................24
Section 4.03.  Reports..........................................................25
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                                        i

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Section 4.04.  Compliance Certificate...........................................25

                                    ARTICLE 5
                                   Successors

Section 5.01.  When the Company May Merge, Consolidate or Transfer Assets.......26
Section 5.02.  Successor Corporation Substituted................................26

                                    ARTICLE 6
                              Defaults and Remedies

Section 6.01.  Defaults and Events of Default...................................27
Section 6.02.  Acceleration.....................................................28
Section 6.03.  Other Remedies...................................................28
Section 6.04.  Waiver of Defaults...............................................28
Section 6.05.  Collection of Indebtedness and Suits for Enforcement by
   Trustee......................................................................29
Section 6.06.  Control by Holder of Notes.......................................29
Section 6.07.  Limitation on Suits..............................................30
Section 6.08.  Rights of Holders of Notes to Receive Payment....................30
Section 6.09.  Collection Suit by Trustee.......................................30
Section 6.10.  Trustee May File Proofs of Claim.................................31
Section 6.11.  Priorities.......................................................31
Section 6.12.  Undertaking for Costs............................................32
Section 6.13.  Delay or Omission Not Waiver.....................................32

                                    ARTICLE 7
                                     Trustee

Section 7.01.  Duties of Trustee................................................32
Section 7.02.  Rights of Trustee................................................33
Section 7.03.  Individual Rights of Trustee.....................................34
Section 7.04.  Trustee's Disclaimer.............................................34
Section 7.05.  Notice of Defaults...............................................35
Section 7.06.  Reports by Trustee to Holders....................................35
Section 7.07.  Compensation and Indemnity.......................................35
Section 7.08.  Replacement of Trustee...........................................36
Section 7.09.  Successor Trustee By Merger, Etc.................................37
Section 7.10.  Eligibility; Disqualification....................................37
Section 7.11.  Preferential Collection of Claims Against Company................38
Section 7.12.  Other Capacities.................................................38

                                    ARTICLE 8
                    Legal Defeasance and Covenant Defeasance

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.........38
Section 8.02.  Legal Defeasance and Discharge...................................38

                                       ii

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
Section 8.03.  Covenant Defeasance..............................................39
Section 8.04.  Conditions to Legal or Covenant Defeasance.......................39
Section 8.05.  Deposited Money and Government Securities to be Held in
   Trust; Other Miscellaneous Provisions........................................41
Section 8.06.  Repayment to Company.............................................42
Section 8.07.  Reinstatement....................................................42

                                    ARTICLE 9
                        Amendment, Supplement and Waiver

Section 9.01.  Without Consent of Holders of Notes..............................43
Section 9.02.  With Consent of Holders of Notes.................................43
Section 9.03.  Compliance With Trust Indenture Act..............................45
Section 9.04.  Revocation and Effect of Consents................................45
Section 9.05.  Notation on or Exchange of Notes.................................45
Section 9.06.  Trustee to Sign Amendments, Etc..................................45

                                   ARTICLE 10
                           Subordination of Securities

Section 10.01.  Agreement to Subordinate........................................46
Section 10.02.  Distribution on Dissolution, Liquidation and
   Reorganization; Subrogation of Notes.........................................46
Section 10.03.  Payments on Notes Prohibited During Event of Default
   Under Senior Indebtedness....................................................49
Section 10.04.  Authorization of Holders to Trustee to Effect Subordination.....50
Section 10.05.  Notice to Trustee...............................................50
Section 10.06.  Right of Trustee to Hold Senior Indebtedness....................51
Section 10.07.  Article Ten Not to Prevent Defaults or Events of Default........51
Section 10.08.  Trustee Compensation, Etc. Not Prejudiced.......................51

                                   ARTICLE 11
                                  Miscellaneous

Section 11.01.  Trust Indenture Act Controls....................................51
Section 11.02.  Notices.........................................................51
Section 11.03.  Communication by Holders of Notes With Other Holders of Notes...52
Section 11.04.  Certificate and Opinion as to Conditions Precedent..............52
Section 11.05.  Statements Required in Certificate or Opinion...................53
Section 11.06.  Rules by Trustee and Agents.....................................53
Section 11.07.  No Personal Liability of Directors, Officers, Employees and
   Shareholders.................................................................53
Section 11.08.  Governing Law...................................................53
Section 11.09.  No Adverse Interpretation of Other Agreements...................53
Section 11.10.  Successors......................................................54
Section 11.11.  Severability....................................................54
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                                       iii

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
Section 11.12.  Counterpart Originals...........................................54
Section 11.13.  Table of Contents, Headings, Etc................................54

                             CROSS-REFERENCE TABLE *

Trust Indenture Act Section                                    Indenture Section
---------------------------                                    -----------------
310 (a) (1)............................................................. 7.10
    (a) (2)............................................................. 7.10
    (a) (3)............................................................. N.A.
    (a) (4)............................................................. N.A.
    (a) (5)............................................................. 7.10
    (b)................................................................. 7.10
    (c)................................................................. N.A.
311 (a)................................................................. 7.11
    (b)................................................................. 7.11
    (c)................................................................. N.A.
312 (a)................................................................. 2.05
    (b)................................................................ 11.03
    (c)................................................................ 11.03
313 (a)................................................................. 7.06
    (b) (1)............................................................. N.A.
    (b) (2)....................................................... 7.06, 7.07
    (c)...........................................................7.06; 11.02
    (d)................................................................. 7.06
314 (a) (1-3)........................................................... 4.05
    (a) (4)............................................................. N.A.
    (b)................................................................. N.A.
    (c) (1)............................................................ 11.04
    (c) (2)............................................................ 11.04
    (c) (3)............................................................. N.A.
    (d)................................................................. N.A.
    (e)................................................................ 11.05
    (f)................................................................. N.A.
315 (a)................................................................. 7.01
    (b)...........................................................7.05; 11.02
    (c)................................................................. 7.01
    (d)................................................................. 7.01
    (e)................................................................. 6.12
316 (a) (last sentence)................................................. 2.09
    (a) (1) (A)......................................................... 6.06
    (a) (1) (B)......................................................... 6.04
    (a) (2)............................................................. N.A.
    (b)................................................................. 6.08
    (c)................................................................. 2.12

Trust Indenture Act Section                                    Indenture Section
---------------------------                                    -----------------
317 (a) (1)............................................................. 6.09
    (a) (2)............................................................. 6.10
    (b)................................................................. 2.04
318 (a).................................................................11.01
    (b)................................................................. N.A.
    (c).................................................................11.01

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

     INDENTURE, dated as of April 15, 2003, between Mercantile Bankshares Corporation, a Maryland corporation (the "Company"), and JPMorgan Chase Bank, a New York banking corporation, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the equal and ratable benefit of the registered holders (the "Holders") of the Notes (as defined below).

                                   ARTICLE 1
                   Definitions and Incorporation by Reference

     Section 1.01. Definitions.

     "Additional Notes" means any notes issued under the Indenture in addition to the Initial Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Initial Notes, other than the issue price and the issue date and except that interest will accrue on the Additional Notes from their date of issuance.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means the Registrar or any Paying Agent, authenticating agent or securities custodian.

     "Agent Members" has the meaning assigned to it in Section 2.01.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Authentication Order" means a written order of the Company, signed by two Officers of the Company, authenticating Notes for original issue.

     "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

     "Certificated Note" means a Note in registered individual form without interest coupons.

     "Company" has the meaning assigned to it in the preamble to this Indenture.

     "Company Order" means a written request or order signed in the name of the Company by any two Officers.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the Reference Treasury Dealer, shall be used as the comparable treasury issue, and the adjusted treasury rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotation actually obtained by the Trustee for such Redemption Date.

     "Consolidated Assets" means all assets owned directly by the Company or indirectly by the Company through any Subsidiary and reflected on the Company's consolidated balance sheet prepared in accordance with GAAP.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Covenant Defeasance" has the meaning assigned to it in Section 8.03.

     "Default" has the meaning assigned to it in Section 6.01(b).

     "Depositary" means DTC and any successor thereto or nominee thereof.

     "DTC" means the Depository Trust Company.

     "Event of Default" has the meaning assigned to it in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Company's 4.625% Notes due 2013, issued by the Company in connection with the Exchange Offer pursuant to Section 2.06(h) hereof.

     "Exchange Offer" means the offer that may be made pursuant to the Registration Rights Agreement by the Company to exchange the Exchange Notes for the Initial Notes or any Additional Notes.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the SEC) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.

     "Global Notes" means Notes that are in the form of the Note attached hereto as Exhibit A, and to the extent that such Notes are required to bear the Legend required by Section 2.06, such Notes will be in the form of a 144A Global Note.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "H.15 (519)" means the weekly statistical release entitled "H.l5 (519) Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.l5 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

     "Holder" has the meaning assigned to it in the preamble to this Indenture.

     "Indebtedness for Money Borrowed" means any obligation of the Company for, or obligation guaranteed by the Company for the repayment of, borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, including off-balance sheet guarantees and direct credit substitutes, and any deferred obligation for the payment of the purchase price of property or assets (excluding trade accounts payable or accrued liabilities in the ordinary course of business).

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Initial Notes" means the $300,000,000 aggregate Principal Amount of the Company's 4.625% Notes due 2013 issued under this Indenture on the date hereof.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Legal Defeasance" has the meaning assigned to it in Section 8.02.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Legend" means the third paragraph of the legend appearing on the form of Note attached hereto as Exhibit A setting forth the restrictions on transfer of the Notes.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" has the meaning assigned to it in Section 7.07.

     "Material Subsidiary" means Mercantile-Safe Deposit and Trust Company and any successor thereof that is a major bank subsidiary of the Company.

     "Notes" means the Initial Notes, the Exchange Notes and the Additional Notes, to the extent applicable.

     "Notice of Default" has the meaning assigned to it in Section 6.01(b)

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Officers' Certificate" means, with respect to any Person, a certificate that meets the requirements of Section 11.05 hereof signed on behalf of such Person by either the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person and another Officer of such Person.

     "144A Global Note" means a permanent Global Note in the form of the Note attached hereto as Exhibit A and that is deposited with and registered in the name of the Depositary, representing Notes sold in reliance on Rule 144A under the Securities Act.

     "Opinion of Counsel" means a written opinion that meets the requirements of
Section 11.05 hereof from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Paying Agent" has the meaning assigned to it in Section 2.03.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Principal Amount" means the amount of a Note as set forth on the face of the Note.

     "QIB" means a qualified institutional buyer as defined in Rule 144A.

     "Ranking Junior to the Notes" means any obligation of the Company which ranks junior to and not equally with or senior to the Notes in right of payment upon the occurrence of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company, whether voluntary or involuntary.

     "Ranking on a Parity with the Notes" means any obligation of the Company which ranks equally with and not senior to the Notes in right of payment upon the occurrence of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company, whether voluntary or involuntary.

     "Redemption Date" has the meaning assigned to it in Section 3.01.

     "Reference Treasury Dealer" means Lehman Brothers Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Registrar" has the meaning assigned to it in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 15, 2003, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Remaining Scheduled Payments" means, with respect to each Note that the Company is redeeming, the remaining scheduled payments of the principal and interest that would be due after the related Redemption Date if such Note were not redeemed. However, if the Redemption Date is not a scheduled interest payment date with respect to that Note, the amount of the next succeeding scheduled interest payment on that Note will be reduced by the amount of interest accrued on such Note to the Redemption Date.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Certificated Note" means a Certificated Note required to bear the Legend.

     "Restricted Global Note" means a Global Note required to bear the Legend.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means all (i) Indebtedness for Money Borrowed, whether outstanding on the date of the execution of this Indenture or subsequently created, assumed or incurred, other than (A) the Notes, (B) any obligation Ranking Junior to the Notes and (C) any obligation Ranking on a Parity with the Notes, (ii) all obligations of the Company to make payment or delivery pursuant to the terms of financial instruments such as (A) securities contracts and foreign currency exchange contracts, (B) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, interest rate agreements, commodity contracts or options, and (C) in the case of both (A) and (B) above, similar financial instruments or agreements (in each case, other than any such obligation Ranking on a Parity with the Notes or obligation Ranking Junior to the Notes), and (iii) any deferrals, renewals or extensions of any such Senior Indebtedness.

     "Special Interest Premium" means all moneys then owing pursuant to Section 2(e) of the Registration Rights Agreement.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person, (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof) and (iii) any limited liability company of which more than 50% of the total membership interests is at the time owned or controlled, directly or indirectly, by such Person.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA, provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Certificated Note" means a Certificated Note that does not bear and is not required to bear the Legend.

     "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Legend.

     "Voting Stock" means outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and words in the plural include the singular;

     (e) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

     (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (g) headings are used for convenience of reference only and do not affect interpretation.

                                    ARTICLE 2
                                    The Notes

     Section 2.01. Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes offered and sold within the United States to QIBs in reliance on Rule 144A shall be issued initially in the form of a Global Note, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Any adjustment of the aggregate Principal Amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof and shall be made on the records of the Trustee and the Depositary.

     Each Global Note shall bear a legend in substantially the following form:

"THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

     (c) Certificated Notes. Notes offered and sold in reliance on any exception under the Securities Act other than Rule 144A will be issued in the form of Certificated Notes. Except as provided in Sections 2.01(c) and 2.06, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.

     Section 2.02. Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

          (i) Initial Notes for original issue in the aggregate Principal Amount not to exceed $300,000,000,

          (ii) Additional Notes from time to time for original issue in aggregate Principal Amounts specified by the Company, and

          (iii) Exchange Notes from time to time for issue in exchange for a like Principal Amount of Initial Notes or Additional Notes.

     The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

     Upon receipt of an Authentication Order and an Officers' Certificate (i) certifying that a registration statement relating to the Exchange Offer is effective, (ii) certifying that the conditions precedent to a private exchange (including, without limitation, the Exchange Offer) thereunder have been met and
(iii) requesting that the Trustee authenticate the Exchange Notes in exchange for delivery of the Initial Notes for cancellation, the Trustee shall authenticate an additional series of Notes in an aggregate Principal Amount not to exceed $300,000,000 for issuance in exchange for the Initial Notes tendered for exchange pursuant to the Exchange Offer registered under the Securities Act, provided that any such Initial Notes have been delivered to the Trustee for cancellation and the Trustee has received an Officers' Certificate from the Company authorizing such cancellation.

     Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency where Notes may be presented for purchase or payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, including any named pursuant to Section 4.04.

     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent (in each case, if such person is a person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary of the Company or an Affiliate of any of them may act as Paying Agent or Registrar.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes. The Trustee may resign from any or all of such appointments upon 30 days' written notice to the Company.

     Section 2.04. Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to 10:00 a.m., New York City time on each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary of the Company or an Affiliate of any of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

     Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on April 1 and October 1 a listing of the Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

     Section 2.06. Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Certificated Notes if

          (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a "clearing agency" registered under the

     Exchange Act, and a successor depositary is not appointed by the Company within 90 days,

          (ii) the Company determines that the Notes are no longer to be represented by Global Notes and so notifies the Trustee, or

          (iii) an Event of Default has occurred and is continuing with respect to the Notes.

Any Global Note exchanged pursuant to clause (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary.

     Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Certificated Notes shall be issued in fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of the Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall instruct the Trustee in writing and shall bear the Legend as provided herein. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as otherwise provided herein. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (h) hereof.

     Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     (b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein with respect to transfers of Notes to the extent required by the Securities Act.

     (c) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:

     (i) to register the transfer of such Certificated Notes; or

     (ii) to exchange such Certificated Notes for an equal Principal Amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for registration of transfer or exchange:

               (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing; and

               (B) so long as such Notes are Restricted Certificated Notes, such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
          (1), (2) or (3) below, and are accompanied by the following additional information and documents, as applicable:

                    (1) if such Certificated Notes are being delivered to the
               Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                    (2) if such Certificated Notes are being transferred to the
               Company, a certification to that effect; or

                    (3) if such Certificated Notes are being transferred
               pursuant to an exemption from registration (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

     (d) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

     Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) so long as the Notes are Restricted Certificated Notes, certification, in the form set forth in Exhibit B, that such Certificated
     Note is being transferred to a QIB in accordance with Rule 144A; and

          (ii) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Notes represented by the Global Note to be increased by the aggregate Principal Amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the Principal Amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate Principal Amount.

     (e) Restrictions on Transfer of Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except upon satisfaction of the requirements set forth below.

     Upon receipt by the Trustee of:

          (i) so long as the Notes are Restricted Global Notes, certification, in the form set forth in Exhibit B, that such Restricted Global Note is being transferred to an Institutional Accredited Investor; and

          (ii) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be reduced by such decrease, the Trustee shall deliver one or more new Certificated Notes and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Notes represented by the Global Note to be decreased by the aggregate Principal Amount of the Global Notes to be exchanged, and shall deduct or cause to be deducted from the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the Principal Amount of the Global Note so transferred.

     (f) Compliance With Restrictions on Transfer. Subject to the succeeding paragraph, every Note shall be subject to the restrictions on transfer provided in the Legend including the delivery of an Opinion of Counsel, if so required. Whenever any Restricted Certificated Note or Restricted Global Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

     (g) Termination of Restrictions on Transfer. The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Note, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

     (h) Issuance of Notes With No Legend; Removal of Legend. If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the Legend, or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the

Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     (i) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate Principal Amount equal to the Principal Amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not Affiliates of the Company, and accepted for exchange in the Exchange Offer and
(ii) Unrestricted Certificated Notes in an aggregate Principal Amount equal to the Principal Amount of the Restricted Certificated Notes tendered for acceptance by Persons that make the required certifications in the Letters of Transmittal and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate Principal Amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and (at the expense of the Company) deliver to the Persons designated by the Holders of Restricted Certificated Notes so accepted Unrestricted Certificated Notes in the appropriate Principal Amount.

     (j) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the Principal Amount of Notes represented by such Global Note shall be reduced accordingly by adjustments made on the records of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly by adjustments made on the records of the Trustee to reflect such increase.

     (k) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges of Notes, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or upon receipt of a written request of the Registrar.

          (ii) The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

          (iii) The Company shall not be required to make, and the Registrar need not register the transfer or exchange of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

          (iv) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon registration of transfer or exchange of Notes.

          (v) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     Section 2.07. Replacement Notes. If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or redeem such Note, as the case may be.

     Upon the issuance of any new Notes under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee and the reasonable fees and disbursements of its counsel) connected therewith.

     Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.08. Outstanding Notes; Determinations of Holders' Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite Principal Amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, amendment or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, amendment or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or at maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Redemption Date or maturity, as the case may be, such Notes shall cease to be outstanding and interest and Special Interest Premium, if any, on such Notes shall cease to accrue; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     Section 2.09. Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, the Company will cause Certificated Notes to be prepared without unreasonable delay. After the preparation of Certificated Notes, the temporary Notes shall be exchangeable for Certificated Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange thereof or a like Principal Amount of Certificated Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes.

     Section 2.10. Cancellation. All Notes surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

     Section 2.11. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, on, interest on and Special Interest Premium, if any, on the Note or the payment of any redemption price in respect thereof, and interest thereon, for all purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section 4.03 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     Section 2.13. CUSIP Numbers. The Company may issue the Notes with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

     In the event that the Company shall issue and the Trustee shall authenticate any Additional Notes pursuant to this Indenture, the Company shall use its best efforts to obtain the same CUSIP number for such Additional Notes as is printed on the Notes outstanding at such time; provided, however, that if any Additional Notes are determined, pursuant to an Opinion of Counsel, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a CUSIP number for such additional securities that is different from the CUSIP number printed on the Notes then outstanding.

     Section 2.14. Ranking. The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitutes and will constitute a subordinated unsecured obligation of the Company, ranking equally with other existing and future subordinated unsecured indebtedness of the Company and ranking junior in right of payment to any existing and future Senior Indebtedness of the Company.

                                   ARTICLE 3
                               Optional Redemption

     Section 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the date on which the redemption shall occur ("Redemption Date"), (iii) the Principal Amount of Notes to be redeemed and (iv) the redemption price.

     Section 3.02. Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed pursuant to Section 3.07 at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the Principal Amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000, except that, if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the Principal Amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in Principal Amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company fails to deposit the redemption price and accrued interest, if any, with the Trustee or Paying Agent, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

     Section 3.05. Deposit of Redemption Price. One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed. If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.03 hereof.

     Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in Principal Amount to the unredeemed portion of the Note surrendered.

     Section 3.07 . Optional Redemption. With the prior approval of the Board of Governors of the Federal Reserve System, the Company at its option may, at any time, redeem the Notes, in whole or in part, upon payment of a redemption price equal to the greater of (i) 100% of the Principal Amount of the Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments on the Notes being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest and Special Interest Premium, if any, on the Principal Amount of Notes being redeemed to the Redemption Date.

     Section 3.08 . Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                    ARTICLE 4
                                    Covenants

     Section 4.01 . Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, on, interest on and Special Interest Premium, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Special Interest Premium, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Special Interest Premium, if any, then due. The Company shall pay all the Special Interest Premium, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest Premium, if any, (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.

     Section 4.02 . Maintenance of Office or Agency. The Company shall maintain in New York, New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

     Section 4.03. Reports. (a) The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, including copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or section 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

     (b) For so long as any Initial Notes remain outstanding, the Company shall furnish to the Holders and to Initial Notes analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Section 4.04. Compliance Certificate. (a) The Company will deliver to the Trustee on or before 120 days after the end of each fiscal year of the Company, commencing with the first fiscal year ending after the date hereof, so long as Notes are outstanding hereunder, an Officers' Certificate stating that, in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any Default or Event of Default by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default or Event of Default, the nature thereof and the action, if any, the Company intends to undertake as a result of such Default.

     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                                    ARTICLE 5
                                   Successors

     Section 5.01. When the Company May Merge, Consolidate or Transfer Assets. The Company shall not merge or consolidate with or into any other Person and the Company shall not sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of its assets to any Person, unless
(1) the Company is the continuing corporation, or the successor corporation or the Person that acquires all or substantially all of the Company's assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all the Company's obligations under the Notes and this Indenture or assumes such obligations as a matter of law, (2) the Company delivers or causes to be delivered to the Trustee an Officers' Certificate and Opinion of Counsel each stating that the merger, consolidation, sale, lease or conveyance complies with this Indenture.

     Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and, thereupon, the Company shall be relieved of any further liability or obligation hereunder or under the Notes.

                                    ARTICLE 6
                              Defaults and Remedies

     Section 6.01. Defaults and Events of Default. (a) any of the following events shall constitute an "Event of Default" hereunder:

          (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company or a Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or a Material Subsidiary or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (ii) the Company or a Material Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or a Material Subsidiary, or the filing by the Company or a Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or a Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Material Subsidiary, or the making by the Company or a Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or a Material Subsidiary in furtherance of any such action.

     (b) any of the following events shall be a "Default" hereunder:

          (i) an Event of Default specified in Section 6.01(a); or

          (ii) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, by declaration or otherwise; or

          (iii) default in the payment of any installment of interest on or Special Interest Premium, if any, on any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture applicable to the Notes for a period of 60 days after the date on which written notice of such failure, specifying such failure and requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding.

     Upon becoming aware of any Default or Event of Default, the Company will deliver to the Trustee a statement specifying such Default or Event of Default and the action the Company intends or proposes to take with respect to such Default or Event of Default.

     Section 6.02. Acceleration. If an Event of Default occurs, the principal of, premium, if any, on, interest accrued on and Special Interest Premium, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act or notice on the part of the Trustee or any Holder.

     Section 6.03. Other Remedies. If a Default, other than a Default which also constitutes an Event of Default, occurs and is continuing, the Trustee or the Holders of not less than 25% in Principal Amount of the outstanding Notes may seek to enforce the rights of the Holders of the Notes by appropriate judicial proceeding, at law or in equity, including the collection of any amounts then due and payable on the Notes.

     Section 6.04. Waiver of Defaults. The Holders of at least a majority in Principal Amount of the Notes then outstanding may, by written notice to the Trustee,

     (a) waive an existing Default or an Event of Default with respect to the Notes, other than a Default as to the payment of principal of, premium, if any, on, interest on or Special Interest Premium, if any, on the Notes, and

     (b) rescind an acceleration with respect to the Notes and its consequences if,

          (i) all existing Defaults or Events of Default applicable to the Notes (other than the nonpayment of principal of, premium, if any, on, interest on and Special Interest Premium, if any, on the Notes that have become due solely by that declaration of acceleration) have been cured or waived, and

          (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon any such waiver, such Default or Event of Default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 6.05. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

          (i) default is made in the payment of any installment of interest or Special Interest Premium, if any, on any of the Notes as and when the same shall become due and payable, and such default continues for a period of 30 days; or

          (ii) default is made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, by declaration or otherwise;

the Company will, upon demand of the Trustee, pay or deliver to it, for the benefit of the Holder of any such Note, the whole amount or other property then due and payable or deliverable on any such Note for principal of, premium, if any, on, interest on and the Special Interest Premium, if any, on any such Note and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07.

     If the Company fails to pay or deliver such amounts and/or other property forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums or other property so due and unpaid or not delivered, and may prosecute such proceeding to judgment of final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys or other property adjudged or decreed to be payable or deliverable in the manner provided by law out of the property of the Company or other obligor upon such Notes, wherever situated.

     Section 6.06. Control by Holder of Notes. Subject to Section 6.02, Holders of at least 25% in Principal Amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.

However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action consistent with this Indenture relating to any such direction.

     Section 6.07. Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Default;

     (b) the Holders of at least 25% in Principal Amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security and indemnity; and

     (e) the Holders of a majority in Principal Amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

Notwithstanding the foregoing, any Holder of a Note has the absolute right to institute suit for any defaulted payment after the due date for such payment.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

     Section 6.08. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, on, interest on and Special Interest Premium, if any, on the Notes, on or after the respective due dates expressed in the Note (or in the case of redemption, on the Redemption
Date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.09. Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, interest and Special Interest Premium, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.10 . Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture. To the extent that the payment of any such compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a perfected, first priority Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.11. Priorities. If the Trustee collects any money or other property pursuant to this Article 6, it shall, subject to the subordination provisions hereof, be applied in the following order:

     First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: subject to the rights of the holders of Senior Indebtedness, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Special Interest Premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Special Interest Premium, if any, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

     Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in Principal Amount of the then outstanding Notes.

     Section 6.13. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                    ARTICLE 7
                                     Trustee

     Section 7.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or 6.06 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c), (e) and (f) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses or liabilities that might be incurred by it in compliance with such request or direction.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

     (b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may rely upon an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) No permissive right of the Trustee to act hereunder shall be construed as a duty.

     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     Section 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Registration Rights Agreement; it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if the Trustee receives written notice thereof, the Trustee shall (at the expense of the Company) mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, on, interest on or Special Interest Premium, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. For purposes of this Indenture, the Trustee shall not be deemed to have received notice of any Default (except a Default in payment of principal of, premium, if any, on, interest on or Special Interest Premium, if any, on any
Note) unless a Responsible Officer of the Trustee has received actual notice of such Default.

     Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall (at the expense of the Company) mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted) . The Trustee also shall comply with Section 313(b)(2) of the TIA, to the extent applicable. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Section 313(d) of the TIA. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and thereafter shall promptly file all reports with the SEC and such stock exchange as are required to be filed by the rules and regulations of the SEC and of such stock exchange.

     Section 7.07. Compensation and Indemnity. The Company agrees to pay to the Trustee from time to time compensation as agreed upon by the Trustee and the Company, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable expenses, disbursements and advances incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents and reasonable fees and expenses of counsel. The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with, relating to, or arising out of (i) the exercise or performance of any of its powers or duties hereunder, or in connection herewith, and (ii) the validity, invalidity, adequacy or inadequacy of this Indenture or the Notes, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it intends to seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company to the Trustee under this Indenture shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a mortgage, pledge, lien, charge, security interest or encumbrance (each, a "Lien") prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of Section 313(b)(2) of the TIA to the extent applicable.

     Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in Principal Amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may by a Board Resolution remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in Principal Amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after receiving a written request to resign by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

     Section 7.09. Successor Trustee By Merger, Etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

     Section 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding company system, its related bank holding company, has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a) (1), (2) and (5) of the TIA. The Trustee is subject to Section 310(b) of the TIA.

     Section 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

     Section 7.12. Other Capacities. All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as any Agent.

                                   ARTICLE 8
                    Legal Defeasance and Covenant Defeasance

     Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 8.02 or
8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

     Section 8.02. Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, on and interest on such Notes when such payments are due, (b) the rights of the Holders of outstanding Notes to receive payments in respect of the Special Interest Premium, if any, as provided under this Indenture when such payments are due, (c) the Company's obligations with respect to such Notes under Article 2 and Section 4.04 hereof, (d) the rights, powers, trusts, duties and immunities of the Trustee and any Agent hereunder and the Company's obligations in connection therewith, including, without limitation, Article 7 and Section 8.05 and 8.07 hereunder, and (e) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

     Section 8.03. Covenant Defeasance. Upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03 and 4.04 hereof, under Section 6.01(b)(iv) hereof with respect to such covenants, and under Section 6.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(i) and (ii) hereof shall not constitute Events of Default.

     Section 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the outstanding Notes on the stated maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, among other things, the defeasance trust does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     (d) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (e) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (subject to customary qualifications and assumptions) after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (f) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(e) or 6.01(f) hereof are concerned, at any time in the period ending on the 123rd day after the date of deposit;

     (g) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

     (i) the Trustee shall have received such other documents, assurances and Opinions of Counsel as the Trustee shall have reasonably required;

     (j) no event or condition shall exist that, pursuant to the provisions of
Article 10, would prevent the Company from making payment of principal of, premium, if any, on, interest on and the Special Interest Premium, if any, on the Notes on the date of such deposit or at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until such 90th day shall have ended); and

     (k) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (x) the trust funds deposited pursuant to this Section 8.04 will not be subject to any rights of Holders of Senior Indebtedness, including those arising under Article 10, and (y) after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion is given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the possession of the trustee with whom such funds were deposited prior to such court ruling to the extent not paid to holders of such Notes, such trustee would hold, for the benefit of such holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise, (B) such Holders would be entitled to receive adequate protection of their interests in such trust funds if such trust funds were used and (C) no property, rights in property or other interests granted to such trustee (or the Trustee) or such holders in exchange for or with respect to any such funds would be subject to any prior rights of holders of Senior Indebtedness, including those arising under Article 10.

     Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, premium, if any, on, interest on and the Special Interest Premium, if any, but such money need not be segregated from other funds except to the extent required by law. Moneys so held in trust shall not be subject to the provisions of Article 10, provided that the applicable conditions of Section 8.04 have been satisfied.

     The Company agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 8.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, on or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in the New York Times and the Wall Street Journal (national edition), notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, on or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        Amendment, Supplement and Waiver

     Section 9.01. Without Consent of Holders of Notes. Notwithstanding Section
9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of Certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not adversely affect any Holder;

     (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes;

     (e) to make any change that is not inconsistent with this Indenture and does not adversely affect the legal rights hereunder of any Holder of the Notes; or

     (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 9.02. With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in Principal Amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.04, 6.06 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, interest on or Special Interest Premium, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) may be waived with the consent of the Holders of a majority in Principal Amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

     Subject to Sections 6.04, 6.06 and 6.07 hereof, the Holders of a majority in aggregate Principal Amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder)

     (a) change the stated maturity of the principal of, interest on or Special Interest Premium, if any, on any Note;

     (b) reduce the Principal Amount of, reduce the rate of, or extend or change the time for payment of interest on, any Note;

     (c) change the place or currency of payment of principal of, premium, if any, on, interest on or Special Interest Premium, if any, on any Note;

     (d) reduce any amount payable upon the redemption of any Note;

     (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

     (f) reduce the percentage in Principal Amount of outstanding Notes the consent of whose Holders is required for modification or amendment of this Indenture;

     (g) make any change relating to the subordination of the Notes in a manner adverse to the Holders of the Notes, or in any manner adverse to the holders of Senior Indebtedness unless the holders of Senior Indebtedness consent to such change;

     (h) reduce the percentage in Principal Amount of outstanding Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults; or

     (i) modify such provisions with respect to modification and waiver.

     Section 9.03. Compliance With Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

     Section 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     Section 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 9.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                           Subordination of Securities

     Section 10.01. Agreement to Subordinate. The Company covenants and agrees, and each Holder of Notes issued hereunder by his acceptance thereof likewise covenants and agrees, that all Notes issued hereunder shall be issued subject to the provisions of this Article 10; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions. The provisions of this Article 10 are made for the benefit of the holders of Senior Indebtedness, and such holders shall, at any time, be entitled to enforce such provisions against the Company or any Holders of Notes.

     All Notes issued hereunder shall, to the extent and in the manner hereinafter in this Article 10 set forth, be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness.

     Section 10.02. Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Notes. (a) Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Notes and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

          (i) the holders of all Senior Indebtedness shall first be entitled to receive payment or delivery in full in accordance with the terms of such Senior Indebtedness of the principal thereof, premium, if any, and interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, reorganization or similar law now or hereafter in effect) before the Holders of the Notes are entitled to receive any payment or delivery upon the principal of, premium, if any, on, interest on and the Special Interest Premium, if any, on the Notes;

          (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 10, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of

     Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, in accordance with the priorities then existing among holders of Senior Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest due on (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; it being understood that if the Holders of Notes shall fail to file a proper claim in the form required by any proceeding referred to in this subparagraph (ii) prior to thirty days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders of Notes in the form required in any such proceeding; and

          (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Notes, shall be received by the Trustee or Holders of the Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision thereof) to the holders of such Senior Indebtedness.

     (b) Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subordination) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, premium, if any, on, interest on and the Special Interest Premium, if any, on the Notes shall be paid in full and no such payments or distributions to holders of such Senior Indebtedness to which the Holders of the Notes would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

     (c) It is understood that the provisions of this Article 10 are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall:

          (i) impair, as between the Company, and the Holders of the Notes, the obligation of the Company, which is unconditional and absolute (and which, subject to the rights under this Article 10 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Notes the principal of, premium, if any, on, interest on (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) and the Special Interest Premium, if any, on the Notes as and when the same shall become due and payable in accordance with their terms;

          (ii) affect the relative rights of the Holders of the Notes and creditors of the Company, other than the holders of the Senior Indebtedness;

          (iii) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness, in respect of cash, property or securities of the Company received upon the exercise of any such remedy; or

          (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of, premium, if any, on, interest on and the Special Interest Premium, if any, on the Notes or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the second Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice, in accordance with Section 10.06 hereof, of any event prohibiting the making of such deposit by the Company and the Trustee shall not be affected by any notice which may be received by it on or after such second Business Day.

     (d) Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the absence of any such liquidating trustee, agent or other person or any certification by any such person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 10.02, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     (e) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders of Notes or the Company moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article 10.

     Section 10.03. Payments on Notes Prohibited During Event of Default Under Senior Indebtedness. In the event and during the continuation of any default in the payment of principal of, premium, if any, and interest on any Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment or delivery of principal of, premium, if any, on, interest on and the Special Interest Premium, if any, on the Notes or in respect of any redemption, retirement, purchase or other acquisition of any of the Notes, shall be made by the Company.

     Section 10.04. Authorization of Holders to Trustee to Effect Subordination. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10 and appoints the Trustee his attorney-in-fact for any and all such purposes.

     Section 10.05. Notice to Trustee. Notwithstanding the provisions of this
Article 10 or any other provisions of the Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee assigned to its Corporate Trust Office or such Paying Agent shall have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder and prior to receipt of any such written notice the Trustee shall be entitled to assume that no such indebtedness or event exists; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, on, interest on, and the Special Interest Premium, if any, or the redemption price in respect of any Note), the notice with respect to such money provided for in this Section 10.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Subject to the provisions of Section 7.01, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

     Section 10.06. Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

     Section 10.07. Article Ten Not to Prevent Defaults or Events of Default. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default.

     Section 10.08. Trustee Compensation, Etc. Not Prejudiced. Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to
Section 7.07 or to funds held by the Trustee pursuant to Article 8.

                                   Article 11
                                  Miscellaneous

     Section 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the TIA, the duties imposed by Section 318(c) of the TIA shall control.

     Section 11.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested) telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address set forth below:

     If to the Company:

          Mercantile Bankshares Corporation
          2 Hopkins Plaza
          Baltimore, Maryland 21201
          Attention:  John L. Unger, Esq.

          and

          Venable Baetjer and Howard, LLP
          Two Hopkins Plaza, Suite 1800
          Baltimore, Maryland 21201
          Attention:  Thomas D. Washburne, Jr., Esq.

     If to the Trustee:

          JPMorgan Chase Bank
          4 New York Plaza, 15th Floor
          New York, New York 10004
          Attention:  Institutional Trust Services

     The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in
Section 313(c) of the TIA, to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except for notices or communications to the Trustee, which shall be effective only upon actual receipt thereof.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Section 11.03. Communication by Holders of Notes With Other Holders of Notes. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. the Company, the Trustee, the Registrar and anyone else shall have the protection of
Section 312(c) of the TIA.

     Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and that all such conditions precedent and covenants have been satisfied.

     Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall comply with the provisions of Section 314(e) of the TIA and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     Section 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 11.07. No Personal Liability of Directors, Officers, Employees and Shareholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     Section 11.08. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law.

     Section 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 11.11. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.12. Counterpart Originals. the parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 11.13. Table of Contents, Headings, Etc. the Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Indenture, as of the date first above written.

                                              MERCANTILE BANKSHARES CORPORATION


                                              By: /S/ TERRY L. TROUPE
                                                  ------------------------------
                                                  Name:  Terry L. Troupe
                                                  Title: Chief Financial Officer


                                              JPMORGAN CHASE BANK, as Trustee


                                              By: /S/ JAMES D. HEANEY
                                                  ------------------------------
                                                  Name:  James D. Heaney
                                                  Title: Vice President

                                                                       EXHIBIT A

                              (Form of Global Note)

                        MERCANTILE BANKSHARES CORPORATION

                        4.625% Subordinated Note due 2013

     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF MERCANTILE BANKSHARES CORPORATION THAT THIS NOTE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO MERCANTILE BANKSHARES CORPORATION,
(2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN

RELIANCE ON RULE 144A, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING NOTES IN AN AGGREGATE PRINCIPAL AMOUNT OF AT LEAST $100,000 AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND WARRANTIES RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF LETTER CAN BE OBTAINED FROM THE TRUSTEE OR TRANSFER AGENT, AS THE CASE MAY BE), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO MERCANTILE BANKSHARES CORPORATION) OR
(6) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF EACH STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES IT WILL FURNISH TO MERCANTILE BANKSHARES CORPORATION AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF MERCANTILE BANKSHARES CORPORATION THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

     THE NOTES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                                                 CUSIP 587405AA9

                        MERCANTILE BANKSHARES CORPORATION

                        4.625% Subordinated Note due 2013

No. A-1                                                             $300,000,000

     Mercantile Bankshares Corporation promises to pay to Cede & Co. or registered assigns, the principal sum of three hundred million dollars, as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with Section 2.01(b) of the within-mentioned Indenture, on April 15, 2013.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:

                                              MERCANTILE BANKSHARES CORPORATION


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

This is one of the Notes referred to in
the within-mentioned Indenture:

JPMORGAN CHASE BANK,
   as Trustee


By:
    ------------------------------------
    Authorized Officer

                                (Reverse of Note)

                        MERCANTILE BANKSHARES CORPORATION

                        4.625% Subordinated Note due 2013

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Mercantile Bankshares Corporation (the "Company"), a Maryland corporation, promises to pay interest on the Principal Amount of this Note at 4.625% per annum from April 15, 2003 until maturity and shall pay the Special Interest Premium, if any, payable pursuant to Section 2(e) of the Registration Rights Agreement referred to below. The Company shall pay interest and Special Interest Premium, if any, semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the then applicable interest rate, to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest Premium, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes and Special Interest Premium, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Special Interest Premium, if any, at the office or agency of the Paying Agent (which may be the Company), or, at the option of the Company, payment of interest and Special Interest Premium, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, interest and Special Interest Premium, if any, with respect to Notes a Holder of which owns at least $50 million aggregate Principal Amount of Notes and has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, the Trustee ("Trustee") under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued this Note under an Indenture dated as of April 15, 2003, as amended or supplemented from time to time ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5. Subordination. Under the Indenture, the payment of the principal of, premium, if any, on, interest on and Special Interest Premium, if any, on each and all of the Notes is subordinated, to the extent and in the manner set forth in the Indenture, in right of payment or delivery to the prior payment or satisfaction in full of all Senior Indebtedness.

     Under the Indenture, "Senior Indebtedness" means

     (i) Indebtedness for Money Borrowed (as defined in the Indenture) whether outstanding on the date of the execution of the Indenture or subsequently created, assumed or incurred, other than (A) the Notes, (B) any obligation Ranking Junior to the Notes (as defined in the Indenture) and (C) any obligation Ranking on a Parity with the Notes (as defined in the Indenture),

     (ii) all obligations of the Company to make payment or delivery pursuant to the terms of financial instruments such as (A) securities contracts and foreign currency exchange contracts, (B) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, interest rate agreements, commodity contracts or options, and (C) in the case of both (A) and (B) above, similar financial instruments or agreements (in each case, other than any such obligation Ranking on a Parity with the Notes or obligation Ranking Junior to the Notes), and

     (iii) any deferrals, renewals or extensions of any such Senior
Indebtedness.

     6. Optional Redemption. With the prior approval of the Board of Governors of the Federal Reserve System, the Notes may be redeemed at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a price equal to the greater of (i) 100% of the Principal Amount of Notes being redeemed, or (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Notes being redeemed discounted to the date of redemption on a semiannual basis, (assuming a 360-day year of twelve 30-day months) at a rate equal to the Treasury Rate plus 15 basis points, plus in either case, accrued and unpaid interest and Special Interest Premium, if any, on the Principal Amount of Notes being redeemed to the Redemption Date.

     7. Notice of Redemption. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, if the Company has deposited with the Trustee or with the Paying Agent, one Business Day prior the Redemption Date, money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.

     8. Denominations, Transfer and Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar need not exchange or register the transfer of any Note selected for redemption, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. The Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

     9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount of the then outstanding Notes voting as a single class, and, subject to Sections 6.04, 6.07 and 6.08 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, interest on or Special Interest Premium, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) may be waived by the Holders of at least a majority in Principal Amount of Notes then outstanding voting as a single class. Subject to Sections 6.04, 6.07 and 6.08 of the Indenture, compliance with any provision of the Indenture or the Notes may be waived with the consent of the

Holders of a majority in Principal Amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of Certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not adversely affect any Holder; to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes; to make any change that is not inconsistent with the Indenture and does not adversely affect the legal rights under the Indenture of any Holder of Notes; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

     11. Defaults and Remedies. (a) Any of the following events shall constitute an "Event of Default" hereunder:

          (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company or a Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or a Material Subsidiary or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (ii) the Company or a Material Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or a Material Subsidiary, or the filing by the Company or a Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or a Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Material Subsidiary, or the making by the Company or a Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or a Material Subsidiary in furtherance of any such action.

     (b) Any of the following events shall be a "Default" hereunder:

          (i) an Event of Default; or

          (ii) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, by declaration or otherwise; or

          (iii) default in the payment of any installment of interest on or Special Interest Premium, if any, on any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture applicable to the Notes for a period of 60 days after the date on which a Notice of Default shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding.

     If an Event of Default as defined in the Indenture occurs, the principal, premium, if any, accrued and unpaid interest on and Special Interest Premium, if any, the Notes then outstanding shall be immediately due and payable without any declaration or other act or notice on the part of the Trustee or any Holder in the manner and with the effect provided in the Indenture. The principal of the Notes may not be declared due and payable upon a Default, other than a Default that is also an Event of Default.

     Holders may not enforce the indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a 25% in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

     12. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee.

     13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each

Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. Additional Rights of Holders of Restricted Global Notes and Restricted Certificated Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Certificated Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 15, 2003, among the Company and the Initial Purchasers named therein (the "Registration Rights Agreement")

     17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     18. Available Information. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Mercantile Bankshares Corporation
          Two Hopkins Plaza
          Baltimore, Maryland 21201
          Attention: General Counsel

     19. Counterparts. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                 Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
             -------------------------------------------------------------------
               (Insert assignee's Social Security or Tax Identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                                    to transfer this Note
                        ----------------------------------
on the books of the Company. the agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
      -----------------------


                                       Your signature:
                                                      --------------------------
                                       (Sign exactly as your name appears on
                                       the face of this Note)

                                       Tax Identification No.:
                                                              ------------------

                                       SIGNATURE GUARANTEE:


                                       -----------------------------------------
                                       Signatures must be guaranteed by an
                                       "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion
                                       Program ("STAMP") or such other
                                       "signature guarantee program" as may be
                                       determined by the Registrar in addition
                                       to, or in substitution for, STAMP, all
                                       in accordance with the Securities
                                       Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                        (Form of Certificate of Transfer)

Mercantile Bankshares Corporation
Two Hopkins Plaza
Baltimore, Maryland 21201
Attention: General Counsel

JPMorgan Chase Bank
4 New York Plaza, 15th Floor
New York, New York  10004
Attention: Institutional Trust Services

     Re:   4.625% SUBORDINATED NOTES DUE 2013

     Reference is hereby made to the Indenture, dated as of April 15, 2003 (the "Indenture"), between Mercantile Bankshares Corporation (the "Company") and JPMorgan Chase Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                       (the "Transferor") owns and proposes to transfer the
     -----------------
Note(s) or interest in such Note(s) specified in Annex A hereto (the
"Surrendered Notes"), in the principal amount of $       in such Note(s) or
                                                  ------
interests (the "Transfer"), to            (the "Transferee"), such transfer
                               ----------
complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below. In connection with the Transfer, the Transferor hereby certifies that:

     [ ] A transfer of the Surrendered Notes is made to the Company or any subsidiaries; or

     [ ] The transfer of the Surrendered Notes complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

     [ ]  The transfer of the Surrendered Notes complies with Rule 501(a) (1),
          (2), (3) or (7) of Regulation D under the Securities Act; or

     [ ] The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

     [ ] The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Notes are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

     [ ]  The transferee is an Affiliate of the Company.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                           [Insert Name of Transferor]


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                       B-2